SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Alliance California Municipal Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION
 BY THE BOARD OF DIRECTORS OF ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC.
              FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Alliance California Municipal Income Fund, Inc. (the "Fund") of record as of February --, 2019. We are soliciting a proxy to vote your shares at the 2019 annual meeting of shareholders (the "Meeting") scheduled for March --, 2019. Please refer to the Fund's proxy soliciting material for detailed additional information concerning the Meeting and the proposal to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about February --, 2019.

				INTRODUCTION

There is one matter to be voted upon at the Meeting, i.e., the election of three Directors. We are soliciting a proxy to vote your shares FOR the election of the nominees named below.

				REASONS FOR THE SOLICITATION

Until mid-2018, the Fund's common shares generally traded at a discount of more than 10% below their net asset value ("NAV"). Since we filed a Schedule 13D, the discount has generally been below 10%. In the latter half of 2018, management called a special meeting of shareholders to approve a new advisory contract with Alliance. We opposed that proposal and shareholders failed to approve it. The Board then announced that it "intends to consider the outcome of the meeting of stockholders, and whether any action would be in the best interests of the Fund." We have offered to confer with management but have been rebuffed. Consequently, our affiliate decided to nominate directors who will consider whether common shareholders should have an opportunity to realize a price at or close to NAV.

				HOW YOUR PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR our nominees and, at our discretion, on any other matters that may come before the Meeting.

				ADVANCE NOTICE DISPUTE

Management of the Fund has advised our affiliate that "any attempt to nominate directors at the Fund's next annual meeting will be ruled out of order." Our affiliate responded by advising management that "if the board carries out its threat to prevent stockholders from voting for our nominees at the annual meeting, litigation is likely."



				VOTING REQUIREMENTS

As of August 13, 2018, the Fund had 8,554,668 shares of common stock, 1,195 shares of Auction Preferred Shares, Series M and Series T, and 1,605 shares of Variable Rate MuniFund Term Preferred Shares outstanding. A shareholder is entitled to cast one vote for each share held. At the Meeting, the holders of the preferred stock and the common stock will vote together as a single class. A quorum will exist if the holders of a majority of the Fund's outstanding shares are present or represented by proxy. The affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Meeting is sufficient to elect each director.

PROPOSAL 1: ELECTION OF THREE DIRECTORS

Our affiliate intends to nominate the following persons for election as directors, each of whom has consented to be nominated and, if elected, to serve as a director. Mr. Das' wife owns 721 common shares of the Fund and Mr. Dakos directly owns 500 common shares. However, because of their role with Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and as limited partners in one or more of such funds which beneficially owned ------- shares of the Fund as of February --, 2019, the nominees may be deemed to beneficially own such shares. They disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds. The primary reasons for selecting our nominees is that we know them to be advocates for shareholder democracy, good corporate governance and enhancing shareholder value. There are no arrangements or understandings between any of our nominees and Bulldog Investors or its affiliates in connection with the nominations.

     Phillip Goldstein (born 1945) - Since December 1992, a member of Bulldog Investors, LLC (and its predecessor), an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Chairman of the Mexico Equity & Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of
     MVC Capital, Inc.; Director of Brookfield DTLA Fund Office Trust Investor; Chairman of Board of Trustees of High Income Securities Fund (f/k/a Putnam High Income Securities Fund); Director of The Swiss Helvetia Fund, Inc; Trustee of Crossroads Liquidating Trust; Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd. (until 2013); Chairman of Emergent Capital, Inc. (until 2017).

     Andrew Dakos (born 1966) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; President and Director of Special Opportunities Fund; Chairman of The Swiss Helvetia Fund, Inc; President and Trustee of High Income Securities Fund (f/k/a Putnam High Income Securities Fund); Director of Brookfield DTLA Fund Office Trust Investor, Inc.; Chairman of Crossroads Liquidating
     Trust; Director of Emergent Capital, Inc. (until 2017); Director of the Mexico Equity & Income Fund (until 2015).

     Rajeev Das (born 1968) - Principal of the general partner of several private investment partnerships in the Bulldog Investors group of investment funds; Head Trader of Bulldog Investors, LLC., an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Director and Chairman of the Audit Committee of the Mexico Equity & Income Fund; Trustee of High Income Securities Fund
     (f/k/a Putnam High Income Securities Fund); Vice President of Special Opportunities Fund, Inc.; Director, Brantley Capital Corporation
     (until 2013).

Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as directors.

				REVOCATION OF PROXIES

You may revoke your proxy by executing and delivering a later dated proxy or by voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

				THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $50,000.

				PARTICIPANTS

As of February --, 2019, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owned ------- common shares of the Fund which were purchased between October 27, 2017 and
---------------.

February --, 2019



      				PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC. (THE "FUND") FOR THE FUND'S 2019 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Rajeev Das and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO DIRECTORS.

[  ] FOR PHILLIP GOLDSTEIN			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS				[  ] WITHHOLD AUTHORITY

[  ] FOR RAJEEV DAS				[  ] WITHHOLD AUTHORITY


Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominees as Director. The undersigned hereby acknowledges receipt of the proxy statement dated February --, 2019 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) __________________________ 	Dated: ______________